                                                                    Exhibit 3.5a
State of New York    }
                     ss:
Department of State  }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on NOVEMBER 25, 2002


                                  /s/ Illegible
                                  ---------------------------
                                  [SEAL] Secretary of State


DOS-200 (Rev. 03/02)


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                          Certificate of Amendment

                                     of the

                          Certificate of Incorporation

                                       of

                      AMERICAN SPEED EQUIPMENT SUPPLY CORP.

                Under Section 805 of the Business Corporation Law

          The undersigned, being the president and the secretary of AMERICAN SPEED EQUIPMENT SUPPLY CORP., do hereby certify and set forth:

          1.   The name of the corporation is AMERICAN SPEED EQUIPMENT SUPPLY
CORP.

          2. The certificate of incorporation of AMERICAN SPEED EQUIPMENT SUPPLY CORP. was filed by the Department of State on the 26th day of December, 1967.

          3. The certificate of incorporation of AMERICAN SPEED EQUIPMENT SUPPLY CORP. is hereby amended to effect a change in the corporate name pursuant to section 801(b)(1) of the Business Corporation Law.

          4. Paragraph (1) of the certificate of incorporation is hereby amended as follows:

               (1) The name of the corporation is AMERICAN SPECIALTY EQUIPMENT CORP.

          5. The manner in which this amendment to the certificate of incorporation of AMERICAN SPEED EQUIPMENT SUPPLY CORP. was authorized was by the affirmative vote of the holder of a majority of all outstanding shares entitled to vote thereon at a meeting of

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the shareholders of said corporation duly called and held on the 24/th/ day of
June, 1981, a quorum being present.

          IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 24/th/ day of June, 1981 and verify that the statements made herein are true under the penalties of perjury.


                                        /s/ Walter A. Lahmann
                                        ----------------------------------------
                                        Walter A. Lahmann, President


                                        /s/ Mary Ann Lahmann
                                        ----------------------------------------
                                        Mary Ann Lahmann, Secretary

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STATE OF NEW YORK   )
                    )SS.:
COUNTY OF SUFFOLK   )

          On this 24/th/ day of June, in the year one thousand nine hundred and eighty-one before me personally came WALTER A. LAHMANN, to me known, who being by me duly sworn, did depose and say that he resides at Eight Spring Hollow Road, Centerport, New York; that he is the President of AMERICAN SPEED EQUIPMENT SUPPLY CORP., the corporation described in, and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                        /s/ Trudi Ritterbusch
                                        ----------------------------------------
                                        Trudi Ritterbusch
                                        Notary Public


STATE OF NEW YORK   )
                    )SS.:
COUNTY OF SUFFOLK   )

          On this 24/th/ day of June, in the year one thousand nine hundred and eighty-one before me personally came MARY ANN LAHMANN, to me known, who being by me duly sworn, did depose and say that she resides at Eight Spring Hollow Road, Centerport, New York; that she is the Secretary of AMERICAN SPEED EQUIPMENT SUPPLY CORP., the corporation described in, and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.


                                        /s/ Trudi Ritterbusch
                                        ----------------------------------------
                                        Trudi Ritterbusch
                                        Notary Public

          I, WALTER A. LAHMANN, JR., President and stockholder of AMERICAN SPEED EQUIPMENT SUPPLY CORP., do hereby certify that at a meeting of the stockholders and Board of Directors held on June 24, 1981, at the office of the corporation at 300 Bethpage-Spagnoli Road, Melville, New York, the following resolution was adopted:

          RESOLVED that the name of the corporation be amended to AMERICAN SPECIALTY EQUIPMENT CORP. and that the law firm of Roe, Carman, Clerke, Berkman & Peddy, P.C., be instructed to file an Amendment to the Certificate of Incorporation to effect such change immediately.


                                        /s/ Walter A. Lahmann, Jr.
                                        ----------------------------------------
                                        Walter A. Lahmann, Jr.

STATE OF NEW YORK   )
                    )SS.:
COUNTY OF NASSAU    )

          On this 24/th/ day of June, 1981, before me personally came WALTER A. LAHMANN, JR., to me known, who being by me duly sworn, did depose and say that he resides at No. Eight Spring Hollow Road, Centerport, NY; that he is the President of AMERICAN SPEED EQUIPMENT SUPPLY CORP., the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.


                                        /s/ Trudi Ritterbusch
                                        ----------------------------------------
                                        Trudi Ritterbusch
                                        Notary Public